EXHIBIT 10.2

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                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG



                                 INTERLEAF, INC.


                                 DOCU-NET, INC.


                                       AND


                        DANIEL SCHWEITZER AND LARRY SCOTT


                         DATED: As of September 29, 1999



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Stock Purchase Agreement



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                            STOCK PURCHASE AGREEMENT
                                TABLE OF CONTENTS

ARTICLE 1. PURCHASE AND SALE OF STOCK.........................................1

   1.1   PURCHASE OF COMPANY SHARES...........................................1

   1.2   TIME AND PLACE OF CLOSING............................................2

   1.3   DELIVERY OF COMPANY SHARES...........................................2

   1.4   FURTHER ASSURANCES...................................................3

   1.5   TAX REPORTING........................................................3


ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS..........3

   2.1   ORGANIZATION AND QUALIFICATION OF COMPANY............................3

   2.2   CAPITALIZATION OF COMPANY; TITLE TO STOCK............................3

   2.3   OTHER INVESTMENTS....................................................4

   2.4   AUTHORIZATION OF TRANSACTION.........................................4

   2.5   PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS.........................5

   2.6   NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS.................5

   2.7   FINANCIAL STATEMENTS.................................................5

   2.8   ABSENCE OF UNDISCLOSED LIABILITIES...................................5

   2.9   CONDUCT OF BUSINESS; ABSENCE OF CERTAIN CHANGES......................6

   2.10     PAYMENT OF TAXES..................................................6

   2.11     TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES...............6

   2.12     COLLECTIBILITY OF RECEIVABLES ....................................7

   2.13     INTELLECTUAL PROPERTY RIGHTS......................................7

   2.14     CONTRACTS AND COMMITMENTS.........................................8

   2.15     LABOR AND EMPLOYEE RELATIONS......................................9

   2.16     EMPLOYEE BENEFITS AND ERISA......................................10

   2.17     GOVERNMENT AUTHORIZATIONS........................................10

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   2.18     WARRANTY OR OTHER CLAIMS.........................................11

   2.19     LITIGATION.......................................................11

   2.20     BORROWINGS AND GUARANTEES........................................11

   2.21     INSURANCE........................................................11

   2.22     MINUTE BOOKS.....................................................11

   2.23     FINDER'S FEE.....................................................12

   2.24     TRANSACTIONS WITH INTERESTED PERSONS.............................12

   2.25     ABSENCE OF SENSITIVE PAYMENTS....................................12

   2.26     ENVIRONMENTAL MATTERS............................................12

   2.27     DISCLOSURE OF MATERIAL INFORMATION...............................12


ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER...........................12

   3.1   ORGANIZATION OF BUYER...............................................12

   3.2   AUTHORIZATION OF INTERLEAF SHARES...................................13

   3.3   AUTHORIZATION OF TRANSACTION........................................13

   3.4   NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS................13

   3.5   REPORTS.............................................................13


ARTICLE 4. CONDITIONS TO OBLIGATIONS OF BUYER................................14

   4.1   REPRESENTATIONS; WARRANTIES; COVENANTS..............................14

   4.2   EMPLOYMENT AND NON-COMPETITION AGREEMENTS...........................14

   4.3   OPINION OF SELLERS' COUNSEL.........................................14

   4.4   ABSENCE OF CERTAIN LITIGATION.......................................14


ARTICLE 5. CONDITIONS TO OBLIGATIONS OF THE SELLERS..........................15

   5.1   REPRESENTATIONS; WARRANTIES; COVENANTS..............................15

   5.2   EMPLOYMENT AGREEMENT AND NON-COMPETITION PAYMENT....................15


ARTICLE 6. AGREEMENT OF PARTIES..............................................15

   6.1   TERMINATION OF LETTER AGREEMENT.....................................15

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ARTICLE 7. INDEMNIFICATION...................................................17

   7.1   INDEMNIFICATION BY SELLERS..........................................17

   7.2   INDEMNIFICATION BY BUYER............................................19

   7.3   DEFENSE OF THIRD PARTY ACTIONS......................................19

   7.4   MISCELLANEOUS.......................................................20

   7.5   PAYMENT OF INDEMNIFICATION..........................................21


ARTICLE 8. TERMINATION OF AGREEMENT..........................................21

   8.1   TERMINATION.........................................................21

   8.2   EFFECT OF TERMINATION...............................................21

   8.3   RIGHT TO PROCEED....................................................21


ARTICLE 9. DEFINITIONS.......................................................21


ARTICLE 10. MISCELLANEOUS....................................................25

   10.1     SURVIVAL OF WARRANTIES...........................................25

   10.2     ARBITRATION......................................................25

   10.3     FEES AND EXPENSES................................................26

   10.4     NOTICES..........................................................26

   10.5     CONFIDENTIALITY..................................................26

   10.6     PUBLICITY AND DISCLOSURES........................................27

   10.7     ASSIGNABILITY....................................................27

   10.8     REMEDIES.........................................................27

   10.9     GOVERNING LAW; JURISDICTION; VENUE...............................27

   10.10    MISCELLANEOUS....................................................28





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                            STOCK PURCHASE AGREEMENT
                            ------------------------

         AGREEMENT entered into effective as of the 29th day of September, 1999, among Interleaf, Inc., a Massachusetts corporation ("Buyer"), Docu-Net, Inc., a Wisconsin corporation (the "Company"), and each of Daniel Schweitzer and Larry Scott (the "Sellers").

                                    RECITALS
                                    --------

         WHEREAS, the Sellers collectively own all of the outstanding shares of capital stock of the Company (the "Company Shares"); and

         WHEREAS, Buyer wishes to acquire all of the outstanding capital stock of the Company;

         NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         (Certain capitalized terms used herein and not otherwise defined are defined in Article 9.)

ARTICLE 1. PURCHASE AND SALE OF STOCK.

1.1  Purchase of Company Shares.

         (a) Subject to the provisions of this Agreement, the Sellers agree to sell, and Buyer agrees to purchase, the Company Shares for the following amounts (the "Purchase Price"):

         (i) The amount of $70,000, payable at the Closing, in cash by certified check or wire transfer of immediately available funds or, at Buyer's option, in the form of Buyer's Shares valued at Fair Market Value. The amount of this payment shall be increased by the amount by which Qualified Current Assets exceeds $84,000 on the Closing Date or decreased by the amount by which $84,000 exceeds Qualified Current Assets on that date.

         (ii) Additional consideration determined based upon Revenues recognized by Interleaf during the Earnout Period (the "October Consideration") which shall be payable on or before October 3, 2000 (such payment date may be delayed by Buyer in good faith for a reasonable time not to exceed fifteen (15) days in order for Buyer to complete its accounting of such Revenues) in cash or, at Buyer's option, in Buyer Shares of equal Fair Market Value as of October 3, 2000, as follows:

                                                                Amount of
         Revenues                                         October Consideration
         --------                                         ---------------------

         $900,000 or more or less than $1,000,000                $35,000
         $1,000,000 or more but less than $1,100,000              35,000
         $1,100,000 or more, but less than $1,200,000             40,000
         $1,200,000 or more, but less than $1,300,000             50,000
         $1,300,000 or more, but less than $1,400,000             50,000


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Stock Purchase Agreement                                                 Page  1
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                                                     6,250 for each increment of
         in excess of [$1,400,000]                               $25,000

         The October Consideration will be pro-rated in increments of $25,000 in Revenues; i.e., if Revenues are in excess of $924,999, but less than $950,000, then the October Consideration will be $43,750 [$35,000 + 8,750]. The amounts stated above are cumulative.

         (b) Buyer will advance an amount, payable on or before July 5, 2000 in cash or, at Buyer's option, in Buyer Shares, equal to the portion of the October Consideration which has been earned through June 30, 2000 in accordance with the foregoing table, such advance to be credited against the October Consideration otherwise payable, and/or against other obligations of the Buyer to Seller(s).

         (c) In addition, at the Closing, Buyer will provide to the Company the funds to pay, and cause the Company to pay, the following amounts:

         (i) up to the first $160,000 owed by the Company to Park Bank, the Sellers being responsible to pay at Closing any amount owed Park Bank in excess of $160,000.

         (ii) an amount not to exceed $75,000 which is owed by the Company to Daniel Schweitzer, Mr. Schweitzer forgiving any additional amount in excess of $75,000 owed by the Company to him.


1.2 Time and Place of Closing. The Closing shall be held at the offices of the Buyer at Waltham, Massachusetts at 10:00 a.m. on September 29, 1999, or at such other place, date or time as may be fixed by mutual agreement of the parties (the "Closing Date"); provided, however, that in no event shall the Closing Date be extended beyond October 15, 1999.

1.3 Delivery of Company Shares. At the Closing, the Company and/or the Sellers shall deliver or cause to be delivered to Buyer, among other things:

         (a) certificates for all Sellers' Company Shares, duly endorsed in blank for transfer, or with stock powers attached duly executed in blank, with all signatures notarized or, at the election of Buyer, guaranteed;

         (b) such other documents as may be required to effect a valid transfer of the Company Shares by the Sellers, free and clear of any and all Encumbrances under Article 8 of the Uniform Commercial Code of the State of Wisconsin or otherwise;

         (c) general releases by all officers, directors and stockholders of the Company of any liability of the Company to them, or any claim that they may have against the Company, including without limitation claims for accrued but unpaid compensation, vacation and benefits substantially in the form of Exhibit A; and


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Stock Purchase Agreement                                                 Page  2

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         (d) such other documents as may be required elsewhere in this Agreement or may be reasonably requested by counsel to Buyer.

1.4 Other Agreements. The parties shall execute and deliver such documents, and take such other actions, as are contemplated under Article 6 below.

1.5 Further Assurances. Company and the Sellers from time to time after the Closing, at the request of Buyer and without further consideration, shall execute and deliver such further instruments of transfer and assignment (in addition to those delivered under Section 1.3) and take such other action as Buyer may reasonably require to more effectively transfer the Company Shares to the Buyer, and to effect the transactions contemplated herein (including any adjustments necessary to the financial statements necessary for the Buyer to be able to consolidate results on a going-forward basis in accordance with GAAP).

1.6 Tax Reporting and Refunds. Sellers shall cause to be prepared and filed on behalf of the Company by the due date therefor a tax return for the short taxable year of the Company terminating effective as of August 31, 1999 and shall not file any election to report on any basis other than the closing of the books method. Sellers shall be responsible to pay or accrue as of August 31, 1999 all Taxes due for such short taxable year under federal, state and local law, and Sellers shall receive any tax refunds Sellers may be entitled to as of August 31, 1999 for such short taxable year under federal, state and local law.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS

         The Company and the Sellers hereby jointly and severally represent and warrant to Buyer that the statements contained in this Article 2 are true and correct, except as set forth in the disclosure schedules attached hereto.

2.1 Organization and Qualification of Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Company is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction; the Sellers will be responsible for withdrawing as a Foreign Corporation from the State of Illinois as a post-Closing matter..

2.2  Capitalization of Company; Title to Stock.

         (a) The authorized capital stock of the Company consists of 2,800 shares of Common Stock, no par value, 200 of which are validly issued and outstanding. The issuance of the Company Shares was duly authorized and all such shares are fully paid and nonassessable, were issued in compliance with applicable Federal and state securities laws, and were not issued in violation of any person's preemptive rights. There are no shares of capital stock reserved for any purpose.


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         (b) There are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or any Seller to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company, or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock,
(ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) agreements relating to the voting of the Company's capital stock, (iv) Encumbrances on the transferability of the Company's capital stock, or (v) other agreements between any Seller and any other person relating to the Company Shares. No "phantom" stock, stock appreciation rights or agreements or similar rights or agreements exist which are intended to confer on any person rights similar to any rights accruing to owners of Company Shares.

         (c) The record and beneficial owners of the Company Shares are as follows:

                  100 Company Shares are owned by Daniel Schweitzer 100 Company Shares are owned by Larry Scott

         (d) The Company Shares to be delivered by Sellers to Buyer pursuant to this Agreement will be, when delivered, duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all Encumbrances under
Article 8 of the Uniform Commercial Code of the State of Wisconsin or otherwise.

2.3 Other Investments. The Company does not own any securities issued by any other business organization or governmental authority. The Company has no subsidiaries. The Company is not a partner or participant in any joint venture or partnership of any kind.

2.4 Authorization of Transaction. The Company has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. Each Seller has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and, if applicable, the Employment Agreement to which he is a party and to perform his obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, has been taken by each Seller and the Company to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby. The Agreement has been, and, if applicable, the Employment Agreement will be at the Closing, duly executed and delivered by the Company and each Seller and the Agreement and, if applicable, the Employment Agreement is, or upon the Closing will be, the legal, valid and binding obligation of the Company and each Seller a party thereto, enforceable against the Company and that Seller in accordance with its terms.

2.5 Present Compliance with Obligations and Laws. The Company is not: (a) in violation of its Constituent Documents; (b) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in


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default of or in breach of (with or without the passage of time or the giving of notice) any other contract to which it is a part or by which it or its assets are bound; or (d) in violation of any Court Order or Government Authorization applicable to the Company or its business or assets. The Company has conducted and is now conducting its business and the ownership and operation of its assets in compliance with all Laws.

2.6 No Conflict of Transaction With Obligations and Laws. Except as set forth on
Schedule 2.6, neither the execution, delivery and performance of this Agreement or any Ancillary Agreement, nor the performance of the transactions contemplated hereby and thereby, will: (i) violate any provision of the Constituent Documents of the Company or any resolutions of the Company's Board of Directors; (ii) require any consent, approval or authorization of or declaration, filing or registration with any person, including any Governmental Authority, and including consents of parties to loans, contracts, leases, licenses and other agreements; (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company is a party, or give any person the right to accelerate any indebtedness or terminate any right; (iv) conflict with or constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Company is a party or by which it or its assets are bound; (v) result in the creation of any Encumbrance upon any Company Shares or any of the assets of the Company; (vi) violate any Court Order or Law, or give any Government Authority or other person the right to exercise any remedy or obtain any relief under any Court Order or Law, to which the Company or Sellers are subject or by which the properties or assets of the Company are bound or (vii) violate any of the terms or requirements of, or give any Governmental Authority the right to terminate or modify, any Government Authorization.

2.7  Financial Statements.

         (a) Attached as Schedule 2.7(a) hereto are the following financial statements of the Company, all of which fairly present the assets, liabilities, and financial position of the Company on the date thereof, and the results of operations and changes in the financial condition of the Company for the periods covered thereby; such Financial Statements were prepared in a consistent manner throughout the periods involved and prior periods: unaudited balance sheet as of August 27, 1999 (the "Base Balance Sheet"), and unaudited income statements for the twelve month period ended August 27, 1999.

         (b) The books of account of the Company for the period of the financial statements referred to in paragraph (a) are complete and correct in all material respects and have been maintained on a consistent basis.

2.8 Absence of Undisclosed Liabilities. The Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except:
(a) liabilities stated or adequately reserved against on the Base Balance Sheet; or (b) liabilities not in excess of $5,000 incurred since the Base Balance Sheet Date in the ordinary course of business consistent with past practices. There is no fact which does have, or


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may in the future (so far as can now be reasonably foreseen), a Material Adverse
Effect which has not been specifically disclosed herein or on a schedule hereto.

2.9 Conduct of Business; Absence of Certain Changes. Since the Base Balance Sheet Date, Sellers and the Company have conducted the business of the Company only in the ordinary course of business, consistent with prior practices and, whether or not in the ordinary course of business, there has not been any change in the financial condition, including working capital, earnings, reserves, properties, assets, liabilities, business or operations, of the Company which change, by itself or in conjunction with all other such changes, has had or will have a Material Adverse Effect.

2.10 Payment of Taxes.

         (a) The Company has duly and timely filed all Tax Returns, and all of the Tax Returns are complete and correct in all respects. The Federal and state Tax Returns filed by the Company for the most recent three fiscal years have been delivered to the Buyer. All Taxes shown to be due on such Tax Returns have been paid. With respect to all other Taxes for which no return is required or which have not yet accrued or otherwise become due, adequate provision has been made in the pertinent financial statements referred to in Section 2.7 above (as of the date thereof). All Taxes and other assessments and levies which the Company is required to withhold or collect have been withheld or collected and paid over or will be paid over to proper Governmental Authorities as required. All transfer, excise and other Taxes payable to any jurisdiction by reason of the surrender of the Company Shares pursuant to this Agreement shall be paid or provided for by Sellers after the Closing out of the consideration payable by Buyer hereunder.

         (b) The Tax Returns have not been audited by the Internal Revenue Service. The Company is not aware of any intention on the part of any Governmental Authority to examine any of the Tax Returns. No deficiencies have been asserted or assessments made against the Company, nor is any Governmental Authority now asserting or, to the knowledge of the Company or any Seller, threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. The Company has not extended the time for the filing of any Tax Return or the assessment of deficiencies or waived any statute of limitations for any year, which extension or waiver is still in effect.

2.11     Title to Properties; Liens; Condition of Properties.

         (a) The Company does not own any real property.

         (b) Set forth on Schedule 2.11(b) hereto is a listing of all leases under which the Company leases real property, together with a description of such property, the name of the landlord and a description of the significant terms of each lease (the "Material Real Property").

         (c) Set forth on Schedule 2.11(c) is a complete description of the machinery, equipment and other tangible personal property (including leasehold improvements) with an original cost in excess of $2,500 used or owned by the Company and a listing of all leases under


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which the Company leases any personal property as of the Closing Date requiring annual rental payments in excess of $2,500, together with a description of such property (collectively, the "Material Personal Property").

         (d) The Company has good and marketable title in fee simple to all of its owned Material Personal Property. All leases, subleases, rental agreements, contracts of sale, tenancies and licenses, together with all amendments, modifications and renewals thereof, related to any of the Material Real Property or Material Personal Property are valid and enforceable in accordance with their terms against the parties thereto. The Company is in full compliance with all terms and conditions of such agreements and no circumstance exists that (with or without notice or the passage of time) would constitute a default under any such agreements. The Company has neither given nor received notice of any alleged default under any such agreement.

         (e) None of the Material Real Property or the Material Personal Property is subject to any Encumbrance other than for Taxes not yet due and payable. Schedule 2.11 lists all locations where Material Personal Property or the Company's inventory (other than goods in transit in the ordinary course of business) are located. The Material Real Property and Material Personal Property are sufficient to conduct the Company's business as currently conducted.
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2.12 Intellectual Property Rights.

         (a) Set forth on Schedule 2.12 hereto is a true and complete list of all Intellectual Property presently owned or held by the Company and any material license of or right to any Intellectual Property. The Company owns or possesses or can obtain by payment of royalties which will not materially adversely affect the business of the Company all of the Intellectual Property reasonably necessary to the conduct of the business of the Company as presently conducted or proposed to be conducted.

         (b) The Company has adopted measures adequate to protect any Intellectual Property. Copies of all forms of non-disclosure or confidentiality agreements utilized by the Company to protect trade secrets have been provided to Buyer. To the best of the Company's knowledge, the business as presently conducted or as proposed to be conducted does not and will not cause the Company to infringe or violate any Intellectual Property rights of any other person. The Company has the right to use, free and clear of claims or rights of others, all Trade Secrets required for or incident to its products, and its is not using any confidential information or Trade Secrets of any former employer of any of its past or present employees.


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2.13 Contracts and Commitments.

         (a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.13(a) hereto, the Company is not a party to or subject to any contract, agreement or commitment (written or oral):

         (i) for the purchase of any commodity, material, equipment or asset, except contracts or agreements (except for purchase orders in the ordinary course of business involving payments of less than $5,000 each);

         (ii) creating any obligations of the Company after the Base Balance Sheet Date which call for payments of more than $5,000 during any month for agreements without a fixed term or more than $10,000 over the term of the agreement for agreements with a fixed term;

         (iii) providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

         (iv) which by its terms does not terminate or is not terminable without premium or penalty by the Company (or its successor or assign) upon ninety (90) days notice;

         (v) for the sale or lease of its products not made in the ordinary course of business;

         (vi) with any sales agent or distributor of products of the Company;

         (vii) containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

         (viii) for a license or franchise (as licensor or licensee or franchisor or franchisee);

         (ix) involving any arrangement or obligation with respect to the return of inventory or merchandise other than on account of a defect in condition, or failure to conform to the applicable contract;

         (x)      with the United States government; or

         (xi) which otherwise is material to the assets or business of the Company.

         (b) Each of the Material Contracts is valid, binding and enforceable against the Company and, to the knowledge of the Company and the Sellers, against the other parties thereto. The Company is in full compliance with all terms and conditions of each Material Contract. No event has occurred or circumstance exists that (with or without notice or the passage of time) would constitute a default under such any Material Contract by the Company or, to the knowledge of the Company and the Sellers, by the other party or parties thereto, and the Company has neither given nor received notice of any alleged default under any such Material Contract.


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         (c) Schedule 2.13(c) lists every Material Customer of the Company and the amount of business with that customer. Since January 1, 1997, the Company has not experienced any termination or material modification of any business relationship with any Material Supplier or Material Customer, nor has any of the Company or the Sellers received notice of or otherwise had knowledge that any Material Customer or Material Supplier intends to materially reduce or change the terms of doing business with the Company or to terminate any agreement with the Company where such action has had or would have a Material Adverse Effect on the business of the Company.

         (d) The total backlog of the Company (including all accepted and unfulfilled sales orders) is not materially less than the amount set forth on
Schedule 2.13(d), and the aggregate of all outstanding purchase orders issued by the Company (including all contracts or commitments for the purchase by the Company of materials or other supplies) is not materially more than the purchase order amount set forth on such Schedule 2.13(d). All such sales and purchase commitments were made in the ordinary course of business.

2.14 Labor and Employee Relations.

         (a) Except for standard consulting or employment agreements which have been signed by all consultants and employees, as the case may be (copies of which have been provided to the Buyer), there are no currently effective consulting or employment agreements to which the Company is a party or of which the Company is a beneficiary (including noncompetition covenants). Also shown on
Schedule 2.14 are the name and rate of compensation (including all bonus compensation and other remunerative payments of any kind) of each officer, employee, consultant, contractor or agent of the Company.

         (b) None of the employees of the Company is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association. There are no representation elections, arbitration proceedings, labor strikes, material grievances, lockouts, or other labor troubles pending or, to the knowledge of the Company and Sellers, threatened with respect to the employees of the Company, nor has the Company experienced any such matters during the five years immediately preceding the date of this Agreement.

         (c) The Company has complied in all respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, civil rights, plant closings, immigration and the collection and payment of social security and similar taxes.

         (d) There are no complaints, proceedings, investigations or charges against the Company pending or, to the knowledge of Sellers, threatened before any Government Authority (including the National Labor Relations Board, Equal Employment Opportunity Commission or any similar state or local agency), by or on behalf of any employee or former employee of the Company.

         (e) Those individuals classified as independent contractors of the Company are properly classified as such, and are not employees of the Company. The Company has paid (or


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made provision for payment) in full to its employees, agents and independent contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them. Except as set forth on the Base Balance Sheet, and except for such expenses as have been incurred in the ordinary course of business since such date, the Company has complied with and has no liabilities whatsoever with respect to payroll, social security, and other employment related taxes for independent contractors. The Company does not have any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items not set forth on the Base Balance Sheet or on a schedule hereto, except for such liabilities as have been incurred in the ordinary course of business since such date. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or Law.

         (f) There has not been any citation, fine or penalty imposed or asserted against the Company under any law relating to employment, immigration or occupational safety matters.

2.15 Employee Benefits and ERISA.

         (a) The Company has provided the Buyer with a true and complete list of all employee benefits plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and all other similar employee benefit plans, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company (collectively, the "Company Employee Plans").

         (b) With respect to each Company Employee Plan, the Company has furnished a true and accurate copy of (i) the most recent IRS determination letter, (ii) the three most recent Form 5500s filed with the IRS, (iii) each Company Employee Plan, (iv) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan.

         (c) With respect to the Company Employee Plans, no event has occurred and there exists no condition or set of circumstances in connection with which Company or any of its ERISA Affiliates could be subject to any liability, loss, damages, taxes or expense. Neither the Company nor any ERISA Affiliate know of any failure of any party to comply with any laws with respect to the Company Employee Plans.

         (d) Neither Company nor any ERISA Affiliate has (i) ever maintained a Company Employee Plan which was ever subject to Title IV of ERISA or Section 412 of the Code, or (ii) ever been obligated to contribute to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

2.16 Government Authorizations. The Company holds all Government Authorizations which are required to own its properties and assets and to permit it to conduct its businesses as presently conducted. All such Government Authorizations are listed on Schedule 2.16 hereto, together with the applicable expiration date, and are now, and will be after the Closing, valid and in full force and effect, and Buyer shall have full benefit of the same. No proceeding is pending or, to the knowledge of the Company or any of the Sellers, threatened seeking the revocation or limitations of any Government Authorization.


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Stock Purchase Agreement                                                Page  10

2.17     Warranty or Other Claims.

         (a) Neither the Company nor any Seller knows of any existing or threatened claims, or any facts upon which a claim is likely to be asserted, against the Company for services provided or merchandise which is defective or fails to meet any service or product warranties. No claim has been asserted against the Company for material renegotiation or price redetermination of any business transaction, and neither the Company nor any Seller has knowledge of any facts upon which any such claim is likely to be asserted.

         (b) All products that were designed, manufactured or sold by the Company complied with applicable contracts, agreed product specifications, Laws and standards (whether Company, government or industry) and, to the knowledge of the Company and the Sellers, there are no defects in such products.

2.18 Litigation. There is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of the Company or any Seller, threatened) against or otherwise involving the Company or any of the Company Shares or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Company (in their capacities as such) and there are no outstanding Court Orders to which the Company is a party or by which any of its assets are bound, any of which (a) question this Agreement or any Ancillary Agreement or any action to be taken hereby or thereby or affect the transactions contemplated hereby or thereby, or (b) will result in any Material Adverse Effect on the Company. Neither the Company nor any Seller has any knowledge that any such action, suit, proceeding, investigation or arbitration proceeding may be brought against the Company.

2.19 Borrowings and Guarantees. Except as disclosed on the Base Balance Sheet, there are no agreements or undertakings pursuant to which the Company (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person.

2.20 Insurance. The Company has provided the Buyer with a complete and correct list of all policies of insurance maintained by or on behalf of the Company (including insurance providing benefits for employees) in effect on the date hereof, together with information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. There are no claims pending under any of said policies, or disputes with insurers, and all premiums due and payable thereunde have been paid, and all such policies are in full force and effect in accordance with their respective terms.

2.21 Minute Books. The minute books and stock records of the Company delivered to Buyer accurately record all action taken by the shareholders, board of directors and committees thereof of the Company and all issuances and transfers of capital stock of the Company.

2.22 Finder's Fee. Neither the Company nor any Seller has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.



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Stock Purchase Agreement                                                Page  11

2.23 Transactions with Interested Persons. No officer, supervisory employee, director or stockholder of the Company, or any Seller, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any organization which has a contract or arrangement (written or oral) with the Company, or (ii) has any contract or agreement (written or oral) with the Company.

2.24 Absence of Sensitive Payments. The Company has not, nor to the knowledge of the Company or any Seller have any of the Company's directors, officers, agents, stockholders or employees or any other person associated with or acting on behalf of the Company:


         (a) made or agreed to make any solicitations, contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic) or prohibited by the policy of the Company or of any of its suppliers or customers;

         (b) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

         (c) made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable Law.

2.25 Due Diligence Checklist. Attached as Schedule 2.25 is the Company's and the Sellers' response to the Buyer's Due Diligence Checklist. Such responses are true, complete and correct as of the date when made and as of the date hereof.

2.26 Disclosure of Material Information. Neither this Agreement nor the financial statements (including the footnotes thereto), any Schedule, any exhibit, document or certificate delivered by or on behalf of the Company or Seller pursuant hereto contains, to the knowledge of any Seller, any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading in light of circumstances under which made.


         ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

3.1 Organization of Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.



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Stock Purchase Agreement                                                Page  12

3.2 Authorization of Interleaf Shares. Any Buyer Shares issued to Seller under this Agreement will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

3.3 Authorization of Transaction. Buyer has the full power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each Ancillary Agreement and the performance of this Agreement and each Ancillary Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement and each Ancillary Agreement have been duly and validly executed and delivered by the Buyer and constitute a valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms.

3.4  No Conflict of Transaction with Obligations and Laws.

         (a) Neither the execution, delivery and performance of this Agreement or any of the Ancillary Agreements, nor the performance of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Buyer's Constituent Documents; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any material agreement, instrument or obligation to which the Buyer is a party or by which its assets are bound which would materially affect the performance by the Buyer of its obligations under this Agreement; or (iii) violate any Court Order a Law applicable to the Buyer.

         (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority or other third party.

3.5 SEC Reports. Buyer's Common Stock is registered under the Exchange Act, and Buyer is subject to the periodic reporting requirements thereof. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal years ended March 31, 1999, as filed with the SEC, (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since March 31, 1999, and (c) all other reports filed wit the SEC pursuant to the Exchange Act since March 31, 1999 (such annual reports, proxy statements and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated audited financial statements, and schedules (if any) of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto),
(iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the


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Stock Purchase Agreement                                                Page  13
respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Buyer.

         ARTICLE 4. CONDITIONS TO OBLIGATIONS OF BUYER h

         The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 4 will have been accomplished.

4.1 Representations; Warranties; Covenants. Each of the representations and warranties of the Company and Seller contained in Article 2 shall be true and correct as though made on and as of the Closing Date, and the Company and the Company and Seller shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed by them on or before the Closing. The Company and the Seller each shall have delivered to Buyer a certificate dated as of the Closing to the foregoing effect.

4.2 Employment and Non-Competition Agreements. The Sellers each shall have executed and delivered to Buyer a Non-Competition Agreement, and Daniel Schweitzer shall have executed and delivered to Buyer an Employment Agreement, having substantially the terms and conditions set forth in Exhibits B1 and B2, respectively, attached hereto.

4.3 Absence of Certain Litigation. There shall not be any (a) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any Government Authority, pending or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transactio contemplated by this Agreement or Ancillary Agreements or asserts the illegality thereof or (c) suit, action or other proceeding by a private party pending before any court or Governmental Authority, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Buyer, in connection with the consummation of any material transaction contemplated hereby.

4.4 Opinion of Sellers' Counsel. At the Closing, Buyer shall have received from counsel for Sellers and the Company an opinion dated as of the Closing substantially in the form set forth as Exhibit C hereto.


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Stock Purchase Agreement                                                Page  14

         ARTICLE 5. CONDITIONS TO OBLIGATIONS OF THE SELLERS

         The obligations of the Sellers to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 5 will have been accomplished.

5.1 Representations; Warranties; Covenants. Each of the representations and warranties of Buyer contained in Article 3 shall be true and correct as though made on and as of the Closing Date and Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed by it on or before the Closing. Buyer shall have delivered to Seller a certificate dated as of the Closing to the foregoing effect.

5.2 Employment Agreement and Non-Competition Agreement. The Buyer shall have executed and delivered to Mr. Daniel Schweitzer an Employment Agreement in the Form of Exhibit B1 hereto.


         ARTICLE 6. AGREEMENTS OF PARTIES

6.1 Termination of Letter Agreement. That certain binding letter agreement between the parties dated September 3, 1999 is hereby superceded, terminated and of no further force or effect. The parties each release, discharge and acknowledge full performance and satisfaction of the other parties' obligations under such agreement. Without limiting the foregoing, the Company and the Sellers hereby unconditionally release, discharge and hold Buyer and Buyer's Indemnified Persons harmless from and against an and all Losses that they have or will incur as a result of or in connection with the Buyer's right to control the Company's operations under, or the other provisions of, Section 5 of such letter agreement.

6.2  Registration of Buyer Shares.

         (a) If Buyer elects to make the payment under Section 1.1(a) (i) in the form of Buyer Shares, then within 90 days after the Closing, Buyer will use reasonable efforts to file a registration statement on Form S-3 (or any successor short form registration) under the Securities Act with the SEC covering those Buyer Shares. Buyer will use reasonable efforts to cause the SEC to declare effective such registration statement as soon as practicable after the filing thereof with the SEC.

         (b) If Buyer elects to make the payment under Section 1.1(a)(ii) in the form of Buyer Shares, then Buyer will use reasonable efforts to include such Buyer Shares in any registration statement filed by Buyer with the SEC under the Securities Act during the twelve month period following the issuance to such Buyer Shares covering the re-sale by holders (other than the Sellers) of Buyer Shares. However, Buyer shall have no obligation under this paragraph (b) to include the Sellers' Buyer Shares in any registration statement filed with the SEC in connection with a primary offering of Buyer Shares, or in connection with a merger, acquisition, divestiture, reorganization, rights offering, exchange offering, stock option or other benefit plan.


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Stock Purchase Agreement                                                Page  15

         (c) In the case of any registration under paragraph (a) or (b), the Buyer shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission and National Association of Securities Dealers, Inc. filing fees and expenses, and "blue sky" fees and expenses; provided, however, that the Buyer shall have no obligation to pay or otherwise bear (i) the cost and expenses of procuring underwriters' insuranc in connection with the sale, (ii) any portion of the fees or disbursements of counsel to the selling holders of Buyer Shares, (iii) any portion of the underwriters' commissions or discounts attributable to the Buyer Shares being offered and sold by the Sellers, or (iv) in the case of the registration under paragraph (b), any incremental costs and expenses which exceed $5,000.

         (d) In the case of any registration under paragraph (a) or (b), Buyer will use reasonable efforts to effect such registration to permit the sale of such Buyer Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will:

         (i) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary in Buyer's opinion to keep such registration statement effective for at least one year from the date it is declared effective by the SEC;

         (ii) furnish to the holders participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such holders may reasonably request in order to facilitate the subsequent sale such securities;

         (iii) notify the holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (iv) notify such holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and where such request requires information or action from the holders;

         (v) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         (e) For purposes of this Section 6.2, "Buyer Shares" will include all common stock or other securities issued in respect to the Buyer Shares issued to the Sellers pursuant to this Agreement by way of a dividend or stock split or in connection with a combination or subdivision of shares, recapitalization, merger, consolidation, reorganization or similar transaction.


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Stock Purchase Agreement                                                Page  16

     (f) The Sellers shall cooperate with Buyer in any registration process registering Sellers' Buyer Shares under paragraph (a) or (b) above, and shall furnish to Buyer such information regarding itself as Buyer may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Buyer shall have sole and exclusive control over any registration statement and the registration process. Buyer may amend, abandon or delay any registration statement under paragraph (b) in its sole discretion.

         (g) After such time as the SEC has declared effective a registration statement covering any Shares delivered to Sellers hereunder (or if an exemption from registration is available), the Company and the Sellers will not separately or in the aggregate offer or attempt to sell during any given trading day any Buyer Shares in excess of 25% of the average daily volume over the prior five trading days. In addition, the Company, its stockholders, employees and agents before the Closing, and the Sellers (and their agents and persons under their control) both before and after Closing shall not at any time directly or indirectly engage in any short sales, swaps, purchasing of puts, or other hedging activities, that involve the direct or indirect use of Stock or securities derivative from Buyer Shares, for any reason.

6.3 Accounts Receivable. All of the Company's Receivables on the business day prior to the Closing Date will be valid accounts receivable which, within 120 days after the Closing Date, will be collected in full. Any such uncollected accounts receivable shall be paid in cash to the Buyer by Sellers. For purposes of determining whether the Receivables of a particular customer have been collected, payments received from that customer shall be applied on a first in, first out basis, except as to customers on cash on delivery terms or as otherwise directed by the customer in the case of disputed accounts. Thereafter, all uncollected accounts (in excess of the bad debt reserve set forth above) shall be assigned to Sellers.

6.4 Illinois Qualification. The Company is currently not in good standing as a foreign corporation in the State of Illinois, and the Company will be responsible as a post-Closing matter for withdrawing as a foreign corporation in the State of Illinois, and for paying all fees, taxes, fines, interest and other charges and expenses incurred in connection therewith.


         ARTICLE 7. INDEMNIFICATION.

7.1 Indemnification by Sellers.

         (a) Subject to the limitations in paragraph (b) below, from and after the Closing Date, the Sellers, jointly and severally, agree to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them resulting from or arising out of:

         (i)      any breach of any of the representations or warranties of
                  Article 2 hereof;

         (ii) any litigation or similar matter referenced in Section 2.18 above, except to the extent of reserves with respect thereto on the Base Balance Sheet;


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Stock Purchase Agreement                                                Page  17

         (iii) any breach of any covenant or agreement made by Sellers in this Agreement, any Ancillary Agreement, or any agreement contemplated hereby;

         (iv) any Taxes owing by the Company or Sellers or Buyer, as successor to the Company, (including interest and penalties with respect thereto) for all periods, or portions thereof, up to an including the Closing Date, except to the extent of reserves with respect thereto on the Base Balance Sheet and except to the extent Taxes have been paid;

         (v) any matter which to the knowledge of the Company or any Seller may have a Material Adverse Effect relating to any Company Employee Plan occurring prior to the Closing;

         (vi) any fraud or intentional misrepresentation by the Company or any Seller contained herein or committed in respect of the transactions contemplated hereby; or

         (vii) any liability for which Sellers have expressly agreed to be responsible as set forth in this Agreement or any Ancillary Agreement.

         (b) The right to indemnification under paragraph (a) is subject to the following limitations:

         (i) The Seller shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Seller asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of (A) eighteen months from the Closing Date with respect to claims described in clause (i) and (v); (B) the period of the applicable statute of limitations in the case of claims described in clauses (iii) and (iv); and (C without limitation as to time with respect to claims described in clauses (ii), (vi) or (vii); except that, for any claim based upon a covenant or undertaking which by its terms is to be performed after the Closing, then the period above shall commence on the date when such covenant or agreement should have been performed.

         (ii) Indemnification for claims under paragraph (a) above shall be payable by Sellers only if the aggregate amount of all Losses thereunder by Buyer's Indemnified Persons shall exceed $25,000, at which point Sellers jointly and severally shall be responsible for all Losses, including the first $25,000 of such Losses; provided, however, that the Losses paid by Sellers (A) with respect to claims described in paragraph (a) clauses (i), (iii) or (v) shall not exceed the Purchase Price which is required to be paid by Buyer to Sellers (including amounts paid in discharge of company debt) under this Agreement, and (B) shall not be limited with respect to claims described in paragraph (a) clauses (ii), (iv), (vi) or (vii).

7.2  Indemnification by Buyer.


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Stock Purchase Agreement                                                Page  18

         (a) Subject to the limitations in paragraph (b) below, from and after the Closing Date, Buyer shall indemnify and hold harmless Sellers' Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them resulting from or arising out of:

         (i) any breach of any of the representations or warranties made by Buyer, in or pursuant to this Agreement, or in any agreement, document or instrument executed and delivered pursuant hereto or thereto or in connection with the Closing;

         (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement, any Ancillary Agreements, or in any agreement or document contemplated hereby; or

         (iii) fraud or intentional misrepresentation by Buyer contained herein or committed in respect of the transactions contemplated hereby.

     (b) The right of indemnification under paragraph (a) above is subject to the following limitations:

         (i) The Buyer shall have no liability under paragraph (a) above unless one or more of Sellers' Indemnified Persons gives written notice to Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of (A) eighteen months from the Closing Date with respect to claims described in clause (i), the applicable statute of limitation with respect to claims described in clause (ii), and (C) without limitation as to time with respect to claims described under clause (iii); and

         (ii) Indemnification for claims under paragraph (a) above shall be payable by Buyer only if the aggregate amount of all Losses thereunder by Sellers' Indemnified Persons shall exceed $25,000, at which point Buyer shall be responsible for all Losses including the first $25,000; provided, however, that under no circumstances shall any Losses paid by Buyer (A) with respect to claims arising under paragraph (a) clause (i) or
                  (ii) shall not exceed the Purchase Price which is required to by paid by Buyer to Sellers (including amounts paid in discharge of company debt) under this Agreement, and (B) shall not be limited with respect to claims described in paragraph
                  (a) clause (iii).

7.3  Defense of Third Party Actions.

         (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 7.


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Stock Purchase Agreement                                                Page  19

         (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

         (c) By written notice within forty-five days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

         (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

         (e) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

7.4  Miscellaneous.

         (a) Buyer's Indemnified Persons shall be entitled to indemnification under Section 7.1(a) and Sellers' Indemnified Persons shall be entitled to indemnification under Section 7.2(a), regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person, unless expressly disclosed on the appropriate Disclosure Schedule hereto.

         (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

         (c) The gross amount for which any Indemnifying Person may be liable pursuant to this Article 7 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Indemnified Person on account of the indemnifiable Loss.

         (d) Buyer may, at its option, recover any amount owing by the Sellers for indemnification hereunder by setoff against any amounts that may otherwise be due from the Buyer or the Company to the Seller whether hereunder or otherwise, to the extent provided in Section 10.2; provided that Buyer shall not be required to recover such claims in such manner


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Stock Purchase Agreement                                                Page  20
and may proceed against the Indemnified Party at any time or times for recovery of indemnification claims.

7.5 Payment of Indemnification. Claims for indemnification under this Article 7 shall be paid or otherwise satisfied by Indemnifying Persons within thirty days after notice thereof is given by the Indemnified Person.


         ARTICLE 8. TERMINATION OF AGREEMENT.

8.1 Termination. At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of the parties, (b) by either side if there has been a material misrepresentation, breach of warranty or breach of covenant by the other side in its representations, warranties and covenants set forth herein, (c) by Buyer if the conditions stated in Article 4 have not been satisfied at or prior to the Closing, (d) by the Sellers if the conditions stated in Article 5 have not been satisfied at or prior to the Closing, or (e) if the Closing shall not have occurred and the transactions contemplated hereby consummated by October 15, 1999; provided that the right to terminate under this
Section 8.1 shall not be available to any parties whose breach has been the cause of such failure to close.

8.2 Effect of Termination. In the event of termination or abandonment of this Agreement in accordance with the provisions of this Article, no party to this Agreement shall have any liability or further obligation to any other party, except that nothing herein shall relieve any party from liability for any breach of this Agreement. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to eac other part (including any copies thereof made by the first party).

8.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding
(a) if any of the conditions specified in Article 4 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder, (b) if any of the conditions specified in Article 5 hereof have not been satisfied, Seller shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder.

         ARTICLE 9. DEFINITIONS.

         As used in this Agreement, the following terms have the indicated meanings:

"Affiliate" means, with respect to a Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person.

"Ancillary Agreements" means the Employment Agreement with Daniel Schweitzer and the Noncompetition Agreements with each Seller in the form of Exhibits B1 and B2, respectively.

"Base Balance Sheet" has the meaning specified in Section 2.7.

"Base Balance Sheet Date" means August 27, 1999.


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Stock Purchase Agreement                                                Page  21

"Buyer Shares" means Common Stock, $.01 par value per share, of Buyer.

"Buyer's Indemnified Persons" means the Buyer, its subsidiary and affiliated corporations, their respective directors, officers, employees, stockholders and agents, the Company after the Closing, and any person serving as a director, officer, employee or agent of the Company at Buyer's request after the Closing.

"Closing" means the closing of the purchase and sale provided for in this Agreement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company Employee Plan" has the meaning specified in Section 2.15.

"Company Shares" means the shares of Common Stock, no par value, of the Company issued and outstanding.

"Constituent Documents" means the Company's certificate or articles of incorporation or organization, bylaws, or other corresponding documents, as amended.

"Court Order" means any court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction.

"Employment Agreement" means the Employment Agreement to be entered into by the Buyer with Daniel Schweitzer in the form of Exhibit B1.

"Encumbrance" means any lien, option (including right of first refusal or first offer), encumbrance, restriction, mortgage, pledge, security interest, claim or charge of any kind or character.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means any trade or business, whether or not incorporated, that together with the Company, would be deemed to be a controlled group, affiliated service group or "single employer" within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

"Earnout Period" means from October 1, 1999 through September 30, 2000.

"Exchange Act" means the Securities Act of 1934, as amended.

"Fair Market Value" for a given date means the volume-weighted average of the closing prices for the Buyer's Common Stock on the Nasdaq National Market for the ten consecutive trading days ending on the trading day preceding such date.

"GAAP" means generally accepted accounting principles.


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Stock Purchase Agreement                                                Page  22

"Government Authority" means any governmental authority, whether foreign, federal, state, local or other political subdivision or agency of any of the foregoing.

"Government Authorizations" means any license, permit, order, concession, grant, authorization, consent or approval.

"Indemnified Person" means any person entitled to be indemnified under Article
7.

"Indemnifying Person" means any person obligated to indemnify another person under Article 7.

"Intellectual Property" means (i) all patents, patent applications, trade marks (whether registered or unregistered) or service marks, trade mark or service mark applications, trade names and copyrights (ii) all Trade Secrets, and (iii) all industrial or intellectual property rights of every kind and description.

"Laws" means all applicable statutes, laws, ordinances, rules and regulations.

"Losses" means all losses, damages (including, without limitation, punitive and consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of Indemnified Person subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

"Material Adverse Effect" means any change event or occurrence that has, or is reasonable likely to have, individually or in the aggregate, a material adverse impact upon the business, properties, operations, prospectus, assets, revenues, condition (financial or otherwise) of the Company taken as a whole.

"Material Contracts" means those contracts required by Section 2.13(a) to be listed on Schedule 2.13(a).

"Material Customer" means any customer that accounted for more than three percent by value of the orders for goods or services provided by the Company during any one of the last three fiscal years or the current fiscal year.

"Material Personal Property" has the meaning specified in Section 2.11.

"Material Real Property" has the meaning specified in Section 2.11.

"Material Supplier" means any supplier that accounted for more than three percent by value of the orders by the Company for purchase of all its raw materials and other products essential to its business during any one of the last three fiscal years or the current fiscal year.


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Stock Purchase Agreement                                                Page  23

"Person" means any individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization or any other similar entity.

"Purchase Price" has the meaning specified in Section 1.1.

"Qualified Current Assets" means cash plus Receivables.

"Receivables" means accounts receivable, trade accounts, notes receivable, contract receivables, unbilled invoices and other receivables.

"Revenues" means revenue recognized by Buyer during the Earnout Period in accordance with GAAP, applied consistently with Seller's past practice, from all of the following sources:

         i) persons who are active clients of the Company as of the Closing;

         ii) activities performed by Company personnel, including revenue from customers that had not previously been serviced by the Company.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Sellers" means each of Daniel Schweitzer and Larry Scott.

"Seller's Indemnified Persons" means each of the Sellers, their heirs and assigns.

"Taxes" means all applicable taxes, including without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes, severance, stamp, occupation, and windfall taxes, of every kind, character or description imposed by any governmental or quasi-governmental authority (domestic or foreign), and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or assessments.

"Tax Returns" means all Federal, state, local, and foreign, government income, excise, gross receipts and franchise tax returns, real estate and personal property tax returns, sales and use tax returns, employee tax and contribution returns and all other tax returns, reports and declarations, including valid extensions therefor, or estimated taxes required to be filed by it, with respect to all Taxes.

"Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person reasonably believes it may be an Indemnified Person hereunder.

"Trade Secrets" means all trade secrets and manufacturing and other secret processes and technologies required for or used in the manufacture, development, marketing and maintenance of products, including software, which either are useful to the Company or provide a competitive advantage, and as to which the Sellers have made reasonable efforts to maintain confidentiality.


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Stock Purchase Agreement                                                Page  24

         ARTICLE  10. MISCELLANEOUS.

10.1 Survival of Warranties. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for the applicable periods set forth in Article 7 and shall not merge in the performance of any obligation by either party hereto.

10.2 Right to Offset. Buyer has the right to offset and credit any and/or all payments to be made by it under this Agreement to or for the benefit of the Sellers by reason of any claim by Buyer against Seller or the Company for indemnification pursuant to Section 6.1 hereof. If the Buyer does exercise its right of set-off hereunder, it shall give Seller ten calendar days advance written notice of that fact in accordance with the provisions hereof. If Buyer does exercise its right of set-off, it shall do so for all Sellers pro rata to their ownership interests in the Company before Closing. If it is ultimately determined (by final judgment of a court of competent jurisdiction not subject to further appeal, by binding arbitration award, or by agreement between the parties) that Buyer was not entitled to set off the amount so set-off, Buyer shall pay Seller interest on the amount withheld from the date when it should have been paid to the date of payment at an interest rate equal to the rate at which Buyer could then borrow funds from its principal commercial lending bank.

10.3 Arbitration. All claims, disputes and other matters in question between the parties to this Agreement arising out of or in any way relating to this Agreement or the breach thereof shall be determined by arbitration in Waltham, Massachusetts in accordance with the rules of the American Arbitration Association then in effect unless the parties mutually agree in writing to waive this provision. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. Notice of the demand for arbitration shall be filed in writing with the other party or parties to this Agreement and with the American Arbitration Association in Boston, Massachusetts. The demand shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when an institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by this Agreement or the applicable statute of limitations. The arbitration shall be before a single arbitrator who shall interpret this Agreement in accordance with the internal laws of the Commonwealth of Massachusetts. The award rendered by the arbitrator, which shall include any reasonable legal fees and costs incurred by the party receiving the award, shall be final and any judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction thereof. In no event shall any party be awarded consequential, incidental or punitive damages.

10.4 Fees and Expenses. Buyer will bear its own expenses and the Sellers will bear the Sellers' and the Company's expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, or its negotiation and termination (if terminated), including without limitation all legal, accounting and investment banking or advisory fees.



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Stock Purchase Agreement                                                Page  25

10.5 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder by any party hereto shall be in writing and shall be deemed to have been duly given (i) when received if delivered personally, or (ii) on the business day following the business day sent if sent by prepaid domestically recognized overnight receipted courier if sent domestically, or (iii) on the third business day following the day sent if sent by prepaid internationally recognized overnight receipted courier if sent internationally, or (iv) when receipt is telephonically acknowledged if sent by telecopier transmission on a business day or, if not a business day, on the next following business day, or to the parties at the following addresses (or at such other addresses as shall be specified by the parties):

   If to the Sellers or, prior to
   the Closing, to the Company, to:           with a copy to:

   Mr. Daniel Schweitzer                      Reinhart, Boerner, Van Deuren,
   Docu-Net, Inc.                             Norris & Rieselbach
   120 Bishops Way, Suite 165                 1000 North Water Street
   Brookfield, WI 53005                       Milwaukee, WI 53202
   Tel: (414) 782-0007                        Attn:  Lawrence J. Burnett, Esq.
   Fax: (414) 782-7006                        Tel:  (414) 298-8150
                                              Fax:  (414) 298-8097

   If to the Buyer, to:                       with a copy to:

   Interleaf, Inc.                            Brown, Rudnick, Freed & Gesmer
   62 Fourth Street                           One Financial Center
   Waltham, MA 02154                          Boston, Massachusetts 02111
   Attn.: Craig Newfield, General Counsel     Attn.: David Murphree, Esquire
   Tel: 781-768-1086                          Tel:  617-856-8200
   Fax: 781-768-1145                          Fax:  617-856-8201

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

10.6 Confidentiality. The parties agree that they will keep confidential and not disclose or divulge (i) any confidential, proprietary or secret information which they may obtain from another party hereto in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, or (ii) the financial or other terms of this Agreement, unless such information becomes public information through no fault of such party or is required to be disclosed by applicable law, including applicable securities laws or stock exchange rules or regulations. The obligations of this Section shall survive any termination of this Agreement.

10.7 Publicity and Disclosures. Except as may be otherwise required for compliance by Buyer with applicable stock market rules or securities laws, neither Buyer nor the Company shall issue any public announcement concerning this Agreement without the prior written approval of the other.



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Stock Purchase Agreement                                                Page  26

10.8 Assignability. This Agreement may not be assigned by either party without the consent of the other, except that any or all rights of Buyer to receive performance (but not the obligations of Buyer to Sellers hereunder) may be assigned by Buyer to any direct or indirect subsidiary or other affiliate of Buyer. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10.9 Remedies. Subject to Section 10.3, the parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, Sellers shall waive the defense that there is an adequate remedy at law. Sellers acknowledge that the Company Shares are unique and cannot be obtained on the open market. Without limiting any remedies Buyer may otherwise have hereunder or under applicable law, in the event Sellers refuse to perform their obligations under this Agreement, Buyer shall have, in addition to any other rights at law or equity, the right to specific performance.

10.10    Governing Law; Jurisdiction; Venue.

         (a) This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated.

         (b) Any claim, action, suit or other proceeding initiated by any party to this Agreement, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any federal or state court in The Commonwealth of Massachusetts, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and the parties hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Each of the Sellers hereby submits to the jurisdiction of each such court and agrees that service of process on him/her in any such action, suit or proceeding may be effected by the means by which notices are to be given under this Agreement.


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Stock Purchase Agreement                                                Page  27

10.11 Miscellaneous.

         (a) This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herei or in the documents incorporated herein by reference.

         (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

         (c) This Agreement may be amended only by a written agreement executed all parties hereto.

         (d) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (e) Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts by their duly authorized representatives on September 29, 1999, to be effective as of the date first set forth above.

INTERLEAF, INC.                             DOCU-NET, INC.

By:                                         By:
      -------------------------                   -------------------------
Name:                                       Name:
      -------------------------                   -------------------------
Title:                                      Title:
      -------------------------                   -------------------------
Date:                                       Date:
      -------------------------                   -------------------------
SELLERS:


-------------------------------             -------------------------------
Daniel Schweitzer                                              Larry Scott

EXHIBITS
--------
Exhibit A:                 Form of Release
Exhibit B1 & B2:           Form of Employment and Non-Competition Agreement
Exhibit C:                 Form of Opinion of Sellers' Counsel